EXHIBIT 99.906CERT

CERTIFICATIONS

I, Joseph F. Keefe, principal executive officer of Pax World Growth Fund, Inc. (the “Registrant”), certify that to my knowledge:

1.                                       The Form N-CSR of the Registrant for the period ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Form N-CSR of the Registrant for the period ended June 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  September 8, 2006

/s/ Joseph F. Keefe
Joseph F. Keefe
CEO & President (Principal Executive Officer)

I, Janet Lawton Spates, principal financial officer of Pax World Growth Fund, Inc. (the “Registrant”), certify that to my knowledge:

1.                                       The Form N-CSR of the Registrant for the period ended June 30, 2006 fully compiles with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Form N-CSR of the Registrant for the period ended June 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  September 8, 2006

/s/ Janet Lawton Spates
Janet Lawton Spates
Treasurer (Principal Financial Officer)